As filed with the Securities and Exchange Commission on May 21, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMERCIAL VEHICLE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	41-1990662
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7800 Walton Parkway	43054
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan
(Full title of the plan)

Aneezal H. Mohamed, Esq.
Chief Legal Officer, Compliance Officer and Secretary
Commercial Vehicle Group, Inc.
7800 Walton Parkway
New Albany, Ohio 43054
Telephone: (614) 289-0326
Telecopy: (614) 289-0189
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☑	Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 2,650,000 shares of Common Stock, $0.01 par value per share (“Common Stock”), of Commercial Vehicle Group, Inc., a Delaware corporation (the “Company”), under the Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan (the “Second Amended Plan”). This Registration Statement relates to securities of the same class as that to which the Registration Statements on Form S-8 filed by the Company with the Securities and Exchange Commission (“SEC”) on May 23, 2025 (SEC File No. 333-287543) and October 15, 2020 (SEC File No. 333-249494) (and hereby incorporated by reference) relate.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be sent or given to participants in the Second Amended Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Company is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which have been filed by the Company with the Commission, are incorporated in this Registration Statement by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed on March 10, 2026;
(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 5, 2026;
(c)	The Company’s Current Reports on Form 8-K, filed on February 6, 2026; April 1, 2026; April 2, 2026; April 28, 2026; and May 18, 2026;
(d)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant’s Annual Report referred to in (a) above; and

(e)
The description of the Company’s Common Stock, par value $0.01 per share, included in the Company’s registration statement on Form 8-A (Registration No. 000-50890), filed on August 5, 2004, as subsequently amended and updated from time to time, including by the Description of Securities, filed as Exhibit 4.11 to the Company’s Annual Report on Form 10-K (Registration No. 001-34365), filed on March 16, 2020.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, documents, reports and definitive proxy or information statements, or portions thereof, which are furnished but not filed in accordance with the rules of the Commission shall not be incorporated by reference into this Registration Statement.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

A copy of any document incorporated by reference in this prospectus may be obtained at no cost by writing or telephoning us at the following address and telephone number:

7800 Walton Parkway
New Albany, Ohio 43054
Attention: Aneezal Mohamed
Telephone: (614) 289-0326
Telecopy: (614) 289-0189
The Company maintains a website at www.cvgrp.com. Information about the Company, including reports filed by the Company with the SEC, is available through that site. Such reports are accessible at no charge through the Company website and are made available as soon as reasonably practicable after such material is filed with or furnished to the SEC. The Company website and the information contained on that website, or connected to that website, are not incorporated by reference in this prospectus. The Company’s filings are available to the public on the Internet, through a database maintained by the SEC at www.sec.gov. The information on the SEC’s website is not incorporated by reference in this registration statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers
The Company is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
The Company’s Certificate of Incorporation authorize the indemnification of its officers and directors, consistent with Section 145 of the Delaware General Corporation Law, as amended. The Company maintains customary policies of insurance that provide coverage (i) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (ii) to the Company with respect to indemnification payments that it may make to such directors and officers.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit Number	Description

4.1*	Commercial Vehicle Group, Inc. Second Amended and Restated 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on May 18, 2026).

5.1	Opinion of Baker & Hostetler, LLP with respect to the legality of the shares of common stock being registered hereby (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Baker & Hostetler, LLP (included in Exhibit 5.1).

24	Power of Attorney (contained within signature page).

107.1	Calculation of Filing Fee Table

* Incorporated by reference to exhibits previously filed.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Albany, State of Ohio, on May 21, 2026.

COMMERCIAL VEHICLE GROUP, INC.

By:	/s/ James R. Ray, Jr.
Name:	James R. Ray, Jr.
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Aneezal Mohamed as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer) to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 21, 2026.

Signature	Title

/s/ William C. Johnson	Chairman and Director
William C. Johnson

/s/ James R. Ray	President, Chief Executive Officer
James R. Ray	(Principal Executive Officer) and Director

/s/ Jeffrey S. Niew	Director
Jeffrey S. Niew

/s/ Wayne M. Rancourt	Director
Wayne M. Rancourt

/s/ J. Michael Nauman	Director
J. Michael Nauman

/s/ Melanie K. Cook	Director
Melanie K. Cook

/s/ Ari B. Levy	Director
Ari B. Levy

/s/ Angela M. O'Leary	Interim Chief Financial Officer, Chief Accounting Officer
Angela M. O'Leary	(Principal Financial and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Second Amended and Restated Commercial Vehicle Group, Inc. 2020 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed on May 18, 2026).

5.1	Opinion of Baker & Hostetler, LLP with respect to the legality of the shares of common stock being registered hereby (filed herewith).

23.1	Consent of KPMG LLP (filed herewith).

23.2	Consent of Baker & Hostetler, LLP (included in Exhibit 5.1).

24	Power of Attorney (contained within signature page).

107.1	Calculation of Filing Fee Table

* Incorporated by reference to exhibits previously filed.